Exhibit 99.2

                 Amendment to Bylaws (Adopted September 1, 2004)

    RESOLVED, that Sections 16 and 17 of Article III of the Bylaws of the Company are hereby amended to read as follows (new language is underlined):

                            Independence of Directors
        Section 16.  In determining the number of directors to constitute the Board of Directors of the corporation, and in selecting nominees for election to the Board of Directors, the Board of Directors or the committee thereof making such determination or selection shall ensure that a majority of the Board of Directors will be comprised of directors who are "independent" as defined from time to time in the rules and regulations of the United States Securities and Exchange Commission and any national securities exchange on which the securities of the corporation are listed. In addition, in selecting nominees for election
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    to the Board of Directors, the Board of Directors or the committee
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    thereof making such determination or selection shall ensure that
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    immediately after such election the Board of Directors shall include no
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    more than two directors who are not independent under the preceding
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    definition; however, no director shall be required to resign from the
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    Board of Directors in order to satisfy the limitation in this sentence.
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        Section 17.  The Board of Directors shall schedule regular executive sessions, at which times the non-management directors shall meet without the presence of the corporation's management. If there are any non-
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    management directors who are not "independent" as defined under the
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    preceding section of these Bylaws, the Board of Directors shall at least
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    once a year schedule an executive session including only independent
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    directors.  [Remainder of Section 17 is unchanged]
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